UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 08, 2024

Lexeo Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41855	85-4012572
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

345 Park Avenue South, Floor 6
New York, New York		10010
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 212 547-9879

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	LXEO	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Appointment of New Director

On July 5, 2024 (the “Appointment Date”), Tim Van Hauwermeiren was appointed to the board of directors (the “Board”) of Lexeo Therapeutics, Inc. (the “Company”). Mr. Van Hauwermeiren will serve as a director with a term of office expiring at the Company’s 2027 Annual Meeting of Stockholders.

Mr. Van Hauwermeiren, age 53, is the co-founder and has served as Chief Executive Officer of argenx SE, a biopharmaceutical company, since July 2008, and has served as a member of its Board of Directors since July 2017. Mr. Van Hauwermeiren has also served on the Board of Directors of iTeos Therapeutics, Inc. since 2018 and previously served on the Board of Directors of RayzeBio, Inc. from 2023 until its acquisition by Bristol Myers Squibb in 2024. Mr. Van Hauwermeiren holds a B.Sc. and M.Sc. in bioengineering from Ghent University (Belgium) and an Executive MBA from The Vlerick School of Management.

In accordance with the Company’s Non-Employee Director Compensation Policy (the “Director Compensation Policy”), Mr. Van Hauwermeiren is eligible to participate in the Company’s standard compensation arrangements for non-employee directors which consists of cash and equity compensation for service on the Board. Pursuant to the Director Compensation Policy, Mr. Van Hauwermeiren is entitled to $40,000 in annual cash compensation for service on the Board with additional cash compensation payable for committee service. In addition, pursuant to the Director Compensation Policy, Mr. Van Hauwermeiren was granted an initial stock option award for 36,000 shares on the Appointment Date, and is expected to be granted additional equity awards consistent with the terms of the Director Compensation Policy, including an annual option to purchase 18,000 shares, effective on the date of each annual meeting of the stockholders.

There are no arrangements or understandings between Mr. Van Hauwermeiren and any other persons pursuant to which Mr. Van Hauwermeiren was appointed a director of the Company, and there are no family relationships between Mr. Van Hauwermeiren and any director or executive officer of the Company.

The Company has entered into its standard form of indemnification agreement with Mr. Van Hauwermeiren, a copy of which is filed as Exhibit 10.4 to the Company’s Registration Statement on Form S-1 (File No. 333-274777) on September 29, 2023. Other than the indemnification agreement, Mr. Van Hauwermeiren has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended, nor are any such transactions currently proposed.

Item 8.01 Other Events.

On July 8, 2024, the Company issued a press release announcing Mr. Van Hauwermeiren’s appointment to the Board. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lexeo Therapeutics, Inc.

Date:	July 8, 2024	By:	/s/ R. Nolan Townsend
R. Nolan Townsend, Chief Executive Officer